UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2011

Lions Gate Entertainment Corp.

(Exact name of registrant as specified in charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A

(Address of principal executive offices)
1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404

(Registrant’s telephone number, including area code)  (877) 848-3866

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.            RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Lions Gate Entertainment Corp. (the “Company”) is providing the following preliminary estimates for its fiscal year ended March 31, 2011:

•                                          Revenue for fiscal year 2011 in the range of $1,500 million to $1,600 million, compared to approximately $1,490 million for fiscal year 2010;(1)

•                                          EBITDA, as adjusted, for fiscal year 2011 in the range of $80 million to $100 million, compared to approximately $128.4 million for fiscal year 2010;(1)

•                                          Free cash flow for fiscal year 2011 in the range of $1 million to $10 million, compared to approximately $(102.4 million) for fiscal year 2010;(1)

•                                          Unlevered free cash flow for fiscal year 2011 in the range of $40 million to $50 million, compared to approximately $(75.0 million) for fiscal year 2010;(1) and

•                                          Cash and cash equivalents (excluding restricted cash) of approximately $86.6 million as of March 31, 2011 (compared to approximately $69.6 million as of December 31, 2010), which together with available borrowings under the Company’s revolving senior secured credit facility, totals approximately $341.8 million as of March 31, 2011 compared to approximately $170.2 million as of December 31, 2010.

(1)   Revenue, EBITDA, as adjusted, free cash flow, unlevered free cash flow and cash and cash equivalents (excluding restricted cash) for fiscal year 2010 reflect the deconsolidation of TV Guide Network, as retrospectively adjusted to account for TV Guide Network under the equity method of accounting upon adoption of a new accounting standard pertaining to consolidation accounting for variable interest entities.  See Note 2 and Note 7 to the consolidated financial statements for the year ended March 31, 2010 included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2011.

The Company had previously given directional guidance and preliminary estimates that it would achieve EBITDA, as adjusted, greater than $75 million and positive free cash flow for fiscal year 2011.

Preliminary Nature of Results

The Company has not yet finalized its financial results for fiscal year 2011. The preliminary estimated financial results described herein are unaudited, and subject to revision pending the completion of the accounting and financial reporting processes necessary to prepare and complete the Company’s financial statements for fiscal year 2011. The foregoing preliminary estimates of the Company’s financial results have been prepared by management on the basis of currently available information. Management believes that such preliminary estimates have been prepared on a reasonable basis.  However, because currently available information is preliminary, such estimates should not be relied on as necessarily indicative of the Company’s actual financial results for fiscal 2011.  The Company’s actual financial results for fiscal 2011 may be different from such preliminary estimates, and any differences could be material.  The Company plans to release its financial information for fiscal year 2011 on or about May 31, 2011.

Non-GAAP Measures

EBITDA, as adjusted

EBITDA, as adjusted, is a non-GAAP financial measure, as defined in Regulation G promulgated by the SEC. A reconciliation of EBITDA, as adjusted, to net loss is included below.

The non-GAAP financial measure EBITDA, as adjusted, should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

EBITDA, as adjusted, represents EBITDA (as defined below) adjusted for stock-based compensation, EBITDA attributable to TV Guide Network, certain corporate defense and related charges, and non-risk prints and advertising expense. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and stock appreciation rights. EBITDA attributable to TV Guide Network represents the Company’s 51% share of TV Guide Network’s EBITDA. Corporate defense and related charges represent legal fees, other professional fees, and certain other costs associated with a shareholder activist matter. Non-risk prints and advertising expense represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a guarantee that such expense will be recouped from the performance of the film (i.e., assuming the guarantor performs, there is no risk of loss to the Company) net of an amount of the estimated amortization of participation expense that would have been recorded if such amount had not been expensed. The amount is subtracted from EBITDA in fiscal year 2011 because there was no non-risk prints and advertising expense incurred and the amount represents the estimated amortization of participation expense that would have been recorded if such prior period amounts had not been expensed.

EBITDA is defined as net income or loss before interest expense, interest and other income, income tax provision, depreciation and amortization, equity interests and gains or losses on extinguishment of debt and the sale of equity securities.

The Company believes EBITDA, as adjusted, to be a meaningful indicator of its performance because it provides useful information to investors regarding its financial condition and results of operations. EBITDA, as adjusted, is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While the Company considers EBITDA, as adjusted, to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with GAAP. EBITDA, as adjusted, does not reflect cash available to fund cash requirements. Not all companies calculate EBITDA, as adjusted, in the same manner and the measure, as presented, may not be comparable to similarly titled measures presented by other companies.

The following table sets forth reconciliations of estimated and actual net loss, the most directly comparable GAAP financial measure, to estimated and actual EBITDA, as adjusted:

	Year		Year
	Ended		Ended
	March 31,		March 31,
	2011		2010(1)
	(amounts in thousands)
	Estimated
	Low	High	Actual

Net loss	$(78,000)	$(66,000)	$(19,478)
Depreciation and amortization	5,500	6,000	12,455
Contractual cash-paid interest expense	39,000	40,000	27,461
Noncash interest expense	16,000	17,000	19,701
Interest and other income	(1,000)	(1,500)	(1,547)
Income tax provision	4,000	5,000	1,218
Equity interests loss	43,000	45,000	28,201
Loss (gain) on extinguishment of debt	14,500	14,500	(5,675)
EBITDA	$43,000	$60,000	$62,336
Stock-based compensation	32,000	33,000	18,823
EBITDA attributable to TV Guide Network	8,000	10,000	9,466
Non-recurring corporate defense charges	22,000	23,000	5,668
Non-risk prints and advertising expense	(25,000)	(26,000)	32,126
EBITDA, as adjusted	$80,000	$100,000	$128,419

(1)   EBITDA, as adjusted, for fiscal year 2010 reflects the deconsolidation of TV Guide Network, as retrospectively adjusted to account for TV Guide Network under the equity method of accounting upon adoption of a new accounting standard pertaining to consolidation accounting for variable interest entities.  See Note 2 and Note 7 to the consolidated financial statements for the year ended March 31, 2010 included in the Company’s Current Report on Form 8-K filed with the SEC on May 9, 2011.

Free Cash Flow and Unlevered Free Cash Flow

Free cash flow is defined as net cash flows provided by (used in) operating activities, less purchases of property and equipment, plus or minus the net increase or decrease in production loans, including production loan activity under the Company’s revolving film credit facility entered into on October 6, 2009, as amended effective December 31, 2009 and June 22, 2010, which provides for borrowings for the acquisition or production of motion pictures, plus or minus the net increase or decrease in restricted cash held in a trust to fund the Company’s cash severance obligations that would be due to certain executive officers should their employment be terminated “without cause” (as defined) in connection with a “change in control” of the Company (as defined in each of their respective employment contracts). For purposes of the employment agreements with such executive officers, a “change in control” occurred on June 30, 2010, when a certain shareholder became the beneficial owner of 33% or more of the Company’s common shares. The adjustment for the production loans is made because the GAAP-based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films associated with production loans prior to the time the Company actually pays for the film. The Company believes that it is more meaningful to reflect the impact of the payment for these films in its free cash flow when the payments are actually made.

Unlevered free cash flow represents free cash flow, as defined above, adjusted to add back contractual cash-paid interest expense.  Contractual cash-paid interest expense represents contractual interest payments to be made in cash and excludes the amortization of debt discount and deferred financing costs.

Free cash flow and unlevered free cash flow are non-GAAP financial measures as defined in Regulation G promulgated by the SEC. These non-GAAP financial measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The Company believes these non-GAAP measures provide useful information to investors regarding cash that its operating businesses generate whether classified as operating or financing activity (related to the production of its films) within its GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow and unlevered free cash flow are non-GAAP financial measures commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow and unlevered free cash flow in the same manner and the measures, as presented, may not be comparable to similarly titled measures presented by other companies.

The following table sets forth reconciliations of estimated and actual net cash flows provided by operating activities, the most directly comparable GAAP financial measure, to estimated and actual free cash flow, and estimated and actual unlevered free cash flow:

	Year		Year
	Ended		Ended
	March 31,		March 31,
	2011		2010(1)
	(amounts in thousands)
	Estimated
	Low	High	Actual

Net Cash Flows Provided By (Used In) Operating Activities	$33,000	$43,000	$(134,960)
Purchases of property and equipment	(2,000)	(3,000)	(3,684)
Net borrowings under and (repayment) of production loans	(44,000)	(44,000)	36,231
Restricted cash held in trust	14,000	14,000	—
Free Cash Flow	$1,000	$10,000	$(102,413)
Contractual cash-paid interest expense	39,000	40,000	27,461
Unlevered Free Cash Flow	$40,000	$50,000	$(74,952)

(1)   Free cash flow and unlevered free cash flow for fiscal year 2010 reflect the deconsolidation of TV Guide Network, as retrospectively adjusted to account for TV Guide Network under the equity method of accounting upon adoption of a new accounting standard pertaining to consolidation accounting for variable interest entities.  See Note 2 and Note 7 to the consolidated financial statements for the year ended March 31, 2010 included in the Company’s Current Report on Form 8-K filed with the SEC on May 9, 2011.

ITEM 7.01.                                    REGULATION FD DISCLOSURE.

On May 9, 2011, Lions Gate Entertainment Inc. (“LGEI”), a wholly owned subsidiary of the Company, announced its intention to offer, subject to market and other conditions, up to $150 million aggregate principal amount of additional 10.25% senior secured second-priority notes due 2016 (the “Notes”) in a private offering to be conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended.  The Company is furnishing the following information that was prepared in connection with the proposed offering:

Senior notes restricted cash flow

The indenture governing LGEI’s 10.25% existing senior secured second-priority notes (the “Existing Notes”) and the Notes proposed to be offered by LGEI contain covenants restricting the ability of LGEI and its restricted subsidiaries (as determined in such indenture) to make certain payments. In connection with the proposed offering, the Company is presenting “senior notes restricted cash flow” as calculated in accordance with such indenture for the periods in the table set forth below.  Senior notes restricted cash flow is defined as “Adjusted EBITDA” under the indenture governing the Existing Notes and the Notes proposed to be offered by LGEI; however, it is a different measure than EBITDA, as adjusted, which is described in Item 2.02 above.

Senior notes restricted cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the SEC. This non-GAAP financial measure should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  Senior notes restricted cash flow is used to determine certain restricted payments allowed to be made by LGEI and its restricted subsidiaries under such indenture.

The Company believes that presenting “senior notes restricted cash flow” is appropriate to provide additional information to investors about how the covenants in the indenture governing the senior notes operate.  “Senior notes restricted cash flow” does not represent net income or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Not all companies or indentures calculate “senior notes restricted cash flows” in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

The following table sets forth reconciliations of net income (loss), the most directly comparable GAAP financial measure, to “senior notes restricted cash flow” for the periods indicated.

	Nine months	Year
	ended	Ended
	December 31,	March 31,
(Amounts in thousands)	2010	2010
Net loss	$(99,744)	$(19,478)
Add (subtract) the following items:
Net loss of Lions Gate and its subsidiaries other than
LGEI and its restricted subsidiaries, net of eliminations	15,153	1,565
Equity interests loss of equity method investees	19,933	28,149
Gain on extinguishment of debt	14,505	(5,675)
Consolidated net (loss) income	$(50,153)	$4,561
Add (subtract) the following items:
Consolidated taxes	3,411	(463)
Consolidated interest expense:
Interest expense	41,666	46,827
Interest income	(995)	(1,522)
	40,671	45,305
Consolidated adjusted charges:
Depreciation and amortization	4,329	9,073
Stock based compensation	29,975	18,823
Non-risk prints and advertising expense	(25,654)	32,126
	8,650	60,022
One-time charges (a)	2,099	—
Senior notes restricted cash flow	$4,678	$109,425

(a)          One-time charges shown above for the nine months ended December 31, 2010 consist of corporate defense and related costs associated with certain shareholder activism matters. In addition to the amounts presented above for the nine months ended December 31, 2010, $18.4 million of corporate defense costs were recorded on the statement of operations of the Company. If such defense costs were recorded on the statement of operations of LGEI and included as one-time charges, there would be no change in the senior notes restricted cash flow for such period.

Motion Pictures

The Company currently intends to release approximately 11 to 13 theatrical releases in fiscal 2012, as compared to 12 theatrical releases in fiscal 2011. Actual motion picture revenue will depend on the performance of the Company’s film and video titles across all media and territories as well as the release dates of film and video titles.

Television

In fiscal 2011, the Company delivered approximately 81 television show episodes. The Company currently intends delivery for fiscal 2012 to be comparable to that of fiscal 2011.

Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Company’s preliminary estimates for its revenue, EBITDA, as adjusted, free cash flow, unlevered free cash flow and cash and cash equivalents (excluding restricted cash), information provided in the table reconciling EBITDA, as adjusted to net income (loss) for fiscal year 2011, and information provided in the table reconciling estimated free cash flow to estimated net cash flows provided by (used in) operating activities, statements regarding the expected date of release of its financial information for fiscal year 2011 and statements regarding the number of theatrical releases and television show episodes in fiscal 2012.  These forward-looking statements reflect the Company’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties.  These statements are not guarantees of future performance and actual results could differ materially from the Company’s current expectations.  Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include: the preliminary nature of the Company’s financial and operating results for fiscal year 2011 and any changes following the completion of its financial statements; the substantial investment of capital required to produce and market films and television series; increased costs for producing and marketing feature films; budget overruns; limitations imposed by the Company’s credit facilities; unpredictability of the commercial success of the Company’s motion pictures and television programming; the cost of defending the Company’s intellectual property; difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry; and the risk factors as set forth in the Company’s Annual Report on Form 10-K, filed with the SEC on June 1, 2010, as updated in the Company’s subsequently filed Quarterly Reports on Form 10-Q and the Company’s Current Report on Form 8-K filed on May 9, 2011, which risk factors are incorporated herein by reference. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lions Gate Entertainment Corp. (Registrant)
Date: May 9, 2011
	By:	/s/ James Keegan
		Name:	James Keegan
		Title:	Chief Financial Officer